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                                                              EXHIBIT 99.1(b)

                             RCM EQUITY FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

     RCM Equity Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Board of Directors has classified 150,000,000 unissued shares of capital stock, par value $.0001 per share, of the Corporation, which shares are currently unclassified, into shares of capital stock, par value $.0001 per share, of the Corporation of three new series of capital stock having the following designations:

     Designations                                     Number of Shares
     ------------                                     ----------------
     RCM Global Health Care Fund                            50,000,000

     RCM Global Small Cap Fund                              50,000,000

     RCM Large Cap Growth Fund                              50,000,000


     SECOND:   The shares of RCM Global Health Care Fund, RCM Global Small Cap
Fund and RCM Large Cap Growth Fund, respectively, of the Corporation so classified by the Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article IV(5) of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Charter of the Corporation relating to stock of the Corporation generally.

     THIRD:    The series known as RCM Global Health Care Fund, RCM Global Small
Cap Fund and RCM Large Cap Growth Fund have been classified by the Board of Directors pursuant to authority contained in the Charter of the Corporation.


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     IN WITNESS WHEREOF, RCM Equity Funds, Inc. has caused these Articles
Supplementary to be executed by its President and witnessed by its Secretary on this 12th day of December, 1996. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.



WITNESS:                                RCM EQUITY FUNDS, INC.



/s/ John E. Pelletier                   By: /s/ Richard W. Ingram
--------------------------------           --------------------------------
John E. Pelletier, Secretary               Richard W. Ingram, President


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